July 2024

Pricing Supplement No. 2,833

Registration Statement Nos. 333-275587; 333-275587-01

Dated July 30, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due August 3, 2028

Fully and Unconditionally Guaranteed by Morgan Stanley

▪  Linked to the Energy Select Sector SPDR® Fund (the “underlying”)

▪  The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the securities do not pay interest, do not guarantee the repayment of principal and are subject to potential automatic call prior to the maturity date upon the terms described below. The securities have the terms described in the accompanying product supplement for principal at risk securities, index supplement and prospectus, as supplemented or modified by this document.

▪  Automatic Call. The securities will be automatically called if the fund closing price of the underlying on any of the calculation days is greater than or equal to the starting price for a call payment equal to the face amount plus a call premium. The call premium applicable to each calculation day will be a percentage of the face amount that increases for each calculation day based on a simple (non-compounding) return of 11.90% per annum. No further payments will be made on the securities once they have been called.

▪  Maturity Payment Amount. If the securities are not automatically called, you will receive at maturity a cash payment per security as follows:

▪  If the ending price of the underlying is less than the starting price, but greater than or equal to 90% of the starting price, which we refer to as the threshold price, you will receive a maturity payment amount of $1,000 per $1,000 security.

▪  If the ending price of the underlying is less than the threshold price, investors will be exposed to the decline in the underlying beyond 10%, and investors will lose some or a significant portion of their initial investment.

▪  The maturity payment amount may be significantly less than the face amount, and you could lose up to 90% of your investment.

▪  The securities are for investors who are willing to forgo current income and participation in the appreciation of the underlying in exchange for the possibility of receiving a call payment if the underlying closes at or above the starting price on any of the calculation days, including the final calculation day.

▪  Investors will not participate in any appreciation of the underlying.

▪  The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program

▪  All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment

▪  These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in the underlying.

The current estimated value of the securities is $961.00 per security. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying, instruments based on the underlying, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$25.75	$974.25
Total	$1,707,000	$43,955.25	$1,663,044.75
(1)	Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $25.75 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $20.00 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)	In respect of certain securities sold in this offering, we may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3)	See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated November 16, 2023        Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Morgan Stanley	Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due August 3, 2028

Final Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	August 3, 2028, subject to postponement if the final calculation day is postponed
Underlying:	Energy Select Sector SPDR® Fund
Fund underlying index:	S&P® Energy Select Sector Index
Fund underlying index sponsor:	S&P® Dow Jones Indices LLC, or any successor thereof
Automatic call:

If, on any calculation day, beginning on August 4, 2025, the fund closing price of the underlying is greater than or equal to the starting price, the securities will be automatically called for the applicable call payment on the related call settlement date. The last calculation day is the final calculation day, and any payment upon an automatic call on the final calculation day, if applicable, will be made on the maturity date.

The securities will not be automatically called on any call settlement date if the fund closing price of the underlying is below the starting price on the related calculation day.

Any positive return on the securities will be limited to the applicable call premium, even if the fund closing price of the underlying on the applicable calculation day significantly exceeds its starting price. You will not participate in any appreciation of the underlying.

Call payment:

The call payment will be an amount in cash per face amount corresponding to a return at a per-annum rate set forth on the cover of this document, as follows:

•     1st calculation day: $1,119.00, which corresponds to a call premium of 11.90%

•     2nd calculation day: $1,238.00, which corresponds to a call premium of 23.80%

•     3rd calculation day: $1,357.00, which corresponds to a call premium of 35.70%

•     Final calculation day: $1,476.00, which corresponds to a call premium of 47.60%

No further payments will be made on the securities once they have been called.

Calculation days:	Annually, as follows: • 1st calculation day: August 4, 2025* • 2nd calculation day: August 3, 2026* • 3rd calculation day: August 2, 2027* • Final calculation day: July 31, 2028*
Call settlement date:	Three business days after the applicable calculation day.*
Maturity payment amount:

If the securities are not automatically called, you will be entitled to receive on the maturity date a cash payment per security as follows:

▪  if the ending price is less than the starting price but greater than or equal to the threshold price:

$1,000; or

▪  if the ending price is less than the threshold price:

Under these circumstances, you will receive less, and up to 90% less, than the face amount of your securities at maturity.

Fund closing price:	The “fund closing price” for one share of the underlying (or one unit of any other security for which a fund closing price must be determined) on any trading day means the product of (i) the official closing price on such day published by the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the underlying (or any such other security) is listed or admitted to trading, and (ii) the adjustment factor on such trading day.
Starting price:	$92.82, which is the fund closing price on the pricing date.
Ending price:	The fund closing price on the final calculation day.
Threshold price:	$83.538, which is equal to 90% of the starting price.
July 2024	Page 2

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due August 3, 2028

Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	July 30, 2024
Original issue date:	August 2, 2024 (3 business days after the pricing date)
Adjustment factor:	1.0, subject to adjustment in the event of certain events affecting the underlying. See “General Terms of the Securities—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the accompanying product supplement for principal at risk securities.
CUSIP / ISIN:	61776MWA9 / US61776MWA97
Listing:	The securities will not be listed on any securities exchange.
Agents:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”
* Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.
July 2024	Page 3

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due August 3, 2028

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000 per security. We estimate that the value of each security on the pricing date is $961.00.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying, instruments based on the underlying, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the call payment amounts and the threshold price, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 5 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

July 2024	Page 4

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due August 3, 2028

Investor Considerations

The Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due August 3, 2028 (the “securities”) may be appropriate for investors who:

▪	Believe that the fund closing price of the underlying will be greater than or equal to the starting price on one of the calculation days;

▪	Seek the potential for a fixed return if the underlying has appreciated at all as of any of the calculation days in lieu of full participation in any potential appreciation of the underlying;

▪	Understand that if the fund closing price of the underlying is less than the starting price on each calculation day, they will not receive any positive return on their investment in the securities, and that if the fund closing price of the underlying on the final calculation day has declined by more than 10% from the starting price, they will receive less, and possibly 90% less, than the face amount per security at maturity;

▪	Understand that the term of the securities may be as short as approximately one year, and that they will not receive a higher call payment with respect to a later calculation day if the securities are called on an earlier calculation day;

▪	Are willing to forgo interest payments on the securities and dividends on the underlying and the stocks composing the fund underlying index; and

▪	Are willing to hold the securities until maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

▪	Seek a liquid investment or are unable or unwilling to hold the securities to maturity;

▪	Require full payment of the face amount of the securities at maturity;

▪	Believe that the fund closing price of the underlying will be less than the starting price on each calculation day;

▪	Seek a security with a fixed term;

▪	Are unwilling to accept the risk that, if the fund closing price of the underlying is less than the starting price on each calculation day, they will not receive any positive return on their investment in the securities;

▪	Are unwilling to accept the risk that the fund closing price of the underlying on the final calculation day may decline by more than 10% from the starting price to the ending price, in which case they will receive less, and possibly 90% less, than the face amount per security at maturity;

▪	Seek current income;

▪	Are unwilling to accept the risk of exposure to the underlying;

▪	Seek exposure to the upside performance of the underlying beyond the applicable call premiums;

▪	Are unwilling to accept our credit risk; or

▪	Prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement for risks related to an investment in the securities. For more information about the underlying, please see the section titled “Energy Select Sector SPDR® Fund Overview” below.

July 2024	Page 5

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due August 3, 2028

Determining Timing and Amount of Payment on the Securities

The timing and amount of the payment you will receive will be determined as follows:

July 2024	Page 6

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due August 3, 2028

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. Whether the securities are called will be determined by reference to the fund closing price of the underlying on the calculation days, and the maturity payment amount, if any, will be determined by reference to the fund closing price of the underlying on the final calculation day. The actual starting price and threshold price are set forth under “Final Terms” above. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms*:

Investment term:	Approximately 4 years
Call payments:	The call payment will be an amount in cash per face amount for each calculation day, as follows:
Call Payment
• 1st calculation day: $1,119.00 • 2nd calculation day: $1,238.00 • 3rd calculation day: $1,357.00 • Final calculation day: $1,476.00
Hypothetical starting price:	$100.00
Hypothetical threshold price:	$90.00, which is 90% of the hypothetical starting price

* The hypothetical starting price of $100 for the underlying has been chosen for illustrative purposes only and does not represent the actual starting price of the underlying. The actual starting price and threshold price are set forth on the cover of this pricing supplement. For historical data regarding the actual closing prices of the underlying, see the historical information set forth herein.

Automatic Call:

Example 1 — the securities are called following the second calculation day

Date	Fund Closing Price	Payment (per Security)
1st Calculation day	$80.00 (below the starting price)	--
2nd Calculation day	$150.00 (at or above the starting price)	$1,238.00

In this example, on the first calculation day, the fund closing price of the underlying is below the starting price. Therefore, the securities are not called. On the second calculation day, the fund closing price of the underlying is at or above the starting price. Therefore, the securities are automatically called on the second call settlement date. Investors will receive a payment of $1,238.00 per security on the related call settlement date. No further payments will be made on the securities once they have been called, and investors do not participate in the appreciation in the underlying.

How to calculate the payment investors will receive at maturity:

In the following examples, the fund closing price of the underlying is below the starting price on each of the calculation days, and, consequently, the securities are not automatically called.

Example 1 — the ending price is below the starting price but at or above the threshold price

Date	Fund Closing Price	Payment (per Security)
1st Calculation day	$80.00 (below the starting price, securities are not called)	--
2nd Calculation day	$86.00 (below the starting price, securities are not called)	--
July 2024	Page 7

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due August 3, 2028

3rd Calculation day	$60.00 (below the starting price, securities are not called)	--
Final Calculation day	$92.00 (below the starting price but above the threshold price)	$1,000.00

In this example, the fund closing price of the underlying is below the starting price on each of the calculation days, and therefore the securities are not called. On the final calculation day, the ending price is below the starting price but at or above the threshold price, and accordingly, investors receive a maturity payment amount equal to the face amount of $1,000 per security, representing a 0% return over the 4-year term of the securities.

Example 2 — the ending price is below the threshold price

Date	Fund Closing Price	Payment (per Security)
1st Calculation day	$67.00 (below the starting price, securities are not called)	--
2nd Calculation day	$60.00 (below the starting price, securities are not called)	--
3rd Calculation day	$88.00 (below the starting price, securities are not called)	--
Final Calculation day	$40.00 (below the threshold price)

In this example, the fund closing price of the underlying is below the starting price on each of the calculation days, and therefore the securities are not called. On the final calculation day, the ending price is below the threshold price, and accordingly, investors are exposed to the negative performance of the underlying beyond 10% and will receive a maturity payment amount that is less than the face amount of the securities. The maturity payment amount is $500.00 per security, representing a loss of 50% on your investment over the 4-year term of the securities.

If the securities are not called prior to maturity and the ending price is below the threshold price on the final calculation day, the securities will be exposed to any decline in the fund closing price of the underlying beyond 10%. You may lose up to 90% of the face amount of your securities at maturity.

July 2024	Page 8

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due August 3, 2028

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

▪	The securities do not pay interest or guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of the face amount of your securities at maturity. If the securities have not been automatically called and if the ending price of the underlying is less than the threshold price, you will receive less, and up to 90% less, than the face amount of your securities at maturity.

▪	The appreciation potential of the securities is limited by the call payment specified for each calculation day. The appreciation potential of the securities is limited to the call payment specified for each calculation day if the underlying closes at or above the starting price on any calculation day. In all cases, you will not participate in any appreciation of the underlying, which could be significant.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of the underlying on any day, including in relation to the starting price and threshold price, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlying,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying or the securities markets generally and which may affect the price of the underlying,

o	dividend rates on the underlying or the stocks composing the Energy Select Sector Index (the “fund underlying index”),

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the occurrence of certain events affecting the underlying that may or may not require an adjustment to the adjustment factor, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the face amount of $1,000 per security if the price of the underlying at the time of sale is near or below its threshold price or if market interest rates rise.

You cannot predict the future performance of the underlying based on its historical performance. If the securities are not called and the ending price is less than the threshold price, you will be exposed on a 1-to-1 basis to any decline in the ending price in excess of 10%. See “Energy Select Sector SPDR® Fund Overview” below.

July 2024	Page 9

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due August 3, 2028

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an automatic call or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Investing in the securities is not equivalent to investing in the underlying or the stocks composing the fund underlying index. Investing in the securities is not equivalent to investing in the underlying, the fund underlying index or the stocks that constitute the fund underlying index. Investors in the securities will not participate in any positive performance of the underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying or the stocks that constitute the fund underlying index.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic call feature of the securities. If the securities are called prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 5 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs

July 2024	Page 10

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due August 3, 2028

and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting price, the threshold price and the ending price and will calculate the amount of cash you receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the ending price in the event of a market disruption event or certain adjustments to the adjustment factor. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “General Terms of the Securities—Market Disruption Events,” “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day” and “Alternate Exchange Calculation in Case of an Event of Default” in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlying or the fund underlying index), including trading in the underlying and in other instruments related to the underlying or fund underlying index. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final calculation day approaches. Some of our affiliates also trade the underlying or the stocks that constitute the fund underlying index and other financial instruments related to the fund underlying index and other financial instruments related to the underlying on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting price, and, therefore, could increase (i) the price at or above which the underlying must close on the calculation days so that the securities are called for the call payment and (ii) the threshold price for the underlying, which is the price at or above which the underlying must close on the final calculation day so that you do not suffer a loss on your initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of the underlying on the calculation days, and, accordingly, whether we call the securities prior to maturity and the amount of cash you will receive at maturity.

July 2024	Page 11

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due August 3, 2028

▪	The maturity date may be postponed if the final calculation day is postponed. If the scheduled final calculation day is not a trading day or if a market disruption event occurs on that day so that the final calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that final calculation day as postponed.

▪	Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying to which the securities are linked.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information About the Securities—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. In addition, there is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying

▪	Investing in the securities exposes investors to risks associated with investments with a concentration in the energy sector. The stocks included in the Energy Select Sector Index and that are generally tracked by the Fund are stocks of companies whose primary business is directly associated with the energy sector, including the following sub-sectors: (i) oil, gas and consumable fuels and (ii) energy equipment and services. Because the value of the securities is linked to the performance of the Fund, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the energy sector.

Energy companies develop and produce crude oil and natural gas and/or provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are mainly affected by the business, financial and operating condition of the particular company, as well as changes in prices for oil, gas and other types of fuels, which in turn largely depend on supply and demand for various energy products and services. Some of the factors that may influence supply and demand for energy products and services include: general economic conditions and growth rates, weather conditions, the cost of exploring for, producing and delivering oil and gas, technological advances affecting energy efficiency and energy consumption, the ability of the Organization of the Petroleum Exporting Countries (OPEC) to set and maintain production levels of oil, currency fluctuations, inflation, natural disasters, civil unrest, acts of sabotage or terrorism and other regional or global events. The profitability of energy companies may also be adversely affected by existing and future laws, regulations, government actions and other legal requirements relating to protection of the environment, health and safety matters and others that may increase the costs of conducting their business or may reduce or delay available business opportunities. Increased supply or weak demand for energy products

July 2024	Page 12

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due August 3, 2028

and services, as well as various developments leading to higher costs of doing business or missed business opportunities, would adversely impact the performance of companies in the energy sector. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the energy sector or one of the sub-sectors of the energy sector than a different investment linked to securities of a more broadly diversified group of issuers.

▪	The performance and market price of the underlying, particularly during periods of market volatility, may not correlate with the performance of the fund underlying index, the performance of the component securities of the fund underlying index or the net asset value per share of the underlying. The underlying does not fully replicate the fund underlying index and may hold securities that are different than those included in the fund underlying index. In addition, the performance of the underlying will reflect additional transaction costs and fees that are not included in the calculation of the fund underlying index. All of these factors may lead to a lack of correlation between the performance of the underlying and the fund underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities constituting the underlying may impact the variance between the performances of underlying and the fund underlying index. Finally, because the shares of the underlying are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the underlying may differ from the net asset value per share of the underlying.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities constituting the underlying may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of the underlying may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the underlying, and their ability to create and redeem shares of the underlying may be disrupted. Under these circumstances, the market price of shares of the underlying may vary substantially from the net asset value per share of the underlying or the level of the fund underlying index.

For all of the foregoing reasons, the performance of the underlying may not correlate with the performance of the fund underlying index, the performance of the component securities of the fund underlying index or the net asset value per share of the underlying. Any of these events could materially and adversely affect the price of the shares of the underlying and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final calculation day, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the underlying on the final calculation day, even if the underlying’s shares are underperforming the fund underlying index or the component securities of the fund underlying index and/or trading below the net asset value per share of the underlying.

▪	Adjustments to the underlying or the fund underlying index could adversely affect the value of the securities. The investment adviser to the underlying, SSGA Funds Management, Inc. (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Energy Select Sector Index. Pursuant to its investment strategy or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the Energy Select Sector SPDR® Fund. Any of these actions could adversely affect the price of the underlying and, consequently, the value of the securities. S&P® Dow Jones Indices LLC (“S&P®”) is responsible for calculating and maintaining the Energy Select Sector Index. S&P® may add, delete or substitute the stocks constituting the Energy Select Sector Index or make other methodological changes that could change the value of the Energy Select Sector Index. S&P® may discontinue or suspend calculation or publication of the Energy Select Sector Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued Energy Select Sector Index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the value of the Energy Select Sector Index, and, consequently, the price of the underlying and the value of the securities.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the shares of the underlying. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the underlying. However, the calculation agent will not make an adjustment for every event that could affect the underlying. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, the adjustment factor may materially and adversely affect the value of the securities.

July 2024	Page 13

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due August 3, 2028

▪	Historical prices of the underlying should not be taken as an indication of the future performance of the underlying during the term of the securities. No assurance can be given as to the price of the underlying at any time, including on the final calculation day, because historical prices of the underlying do not provide an indication of future performance of the underlying.

July 2024	Page 14

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due August 3, 2028

Energy Select Sector SPDR® Fund Overview

The Energy Select Sector SPDR® Fund is an exchange-traded fund managed by Select Sector SPDR® Trust (the “Trust”), a registered investment company. The Trust consists of numerous separate investment portfolios, including the Energy Select Sector SPDR® Fund. The Energy Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Energy Select Sector Index. It is possible that this fund may not fully replicate the performance of the Energy Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Energy Select Sector SPDR® Fund is accurate or complete.

The following graph sets forth the daily closing prices of the underlying for the period from January 1, 2019 through July 30, 2024. The closing price of the underlying on July 30, 2024 was $92.82. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the underlying as an indication of its future performance, and no assurance can be given as to the closing price of the underlying at any time, including on the calculation days.

Shares of the Energy Select Sector SPDR® Fund Daily Closing Prices January 1, 2019 to July 30, 2024

This document relates only to the securities referenced hereby and does not relate to the XLE Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLE Shares (and therefore the price of the XLE Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLE Shares.

July 2024	Page 15

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due August 3, 2028

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLE Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLE Shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Energy Select Sector Index. The Energy Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the energy sector of the S&P 500® Index. The Energy Select Sector Index includes component stocks in industries such as energy equipment and services; and oil, gas & consumable fuels. For more information, see “S&P® Select Sector Indices—Energy Select Sector Index” in the accompanying index supplement.

July 2024	Page 16

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due August 3, 2028

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

Tax considerations

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, the following U.S. federal income tax consequences should result based on current law:

▪	A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

▪	Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

Because the securities are linked to shares of an exchange-traded fund, although the matter is not clear, there is a risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for principal at risk securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for principal at risk securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the

July 2024	Page 17

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due August 3, 2028

accompanying product supplement for principal at risk securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $25.75 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $20.00 per security. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to “agent” refer to each of MS & Co. and WFS, as agents for this offering, except that references to “agent” in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26,

July 2024	Page 18

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due August 3, 2028

2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities and index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities, index supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for principal at risk securities, in the index supplement or in the prospectus.

July 2024	Page 19